SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of Report: MAY 1, 2006
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                       1-16725                 42-1520346
 (State or other jurisdiction  (Commission file number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
                         (Registrant's telephone number,
                              including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 1, 2006, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended March 31, 2006. The text of the announcement is included herewith as
Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99  First Quarter 2006 Earnings Release




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By: /S/ MICHAEL H. GERSIE
                                        ----------------------------------------
                                    Name:    Michael H. Gersie
                                    Title:   Executive Vice President and
                                             Chief Financial Officer

Date:    May 2, 2006

                                                                Exhibit 99
RELEASE: On receipt
MEDIA CONTACT:                Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:   Tom Graf, 515-235-9500,
                              investor-relations@principal.com

       PRINCIPAL FINANCIAL GROUP, INC. REPORTS FIRST QUARTER 2006 RESULTS

Des Moines, IA (May 1, 2006) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended March 31, 2006, of $285.7 million, or $1.01 per diluted share compared to $205.5 million, or $0.68 per diluted share for the three months ended March 31, 2005(1). The company reported record operating earnings of $240.2 million for first quarter 2006, compared to $209.2 million for first quarter 2005. Operating earnings per diluted share (EPS) for first quarter 2006 were a record $0.85 compared to $0.69 for the same period in 2005. Operating revenues for first quarter 2006 were $2,343.1 million compared to $2,148.6 million for the same period last year.(2)

Additional highlights for first quarter 2006 include:

o Record operating earnings of $157.8 million for U.S. Asset Management and Accumulation, a 14 percent increase from first quarter 2005, reflecting record earnings for Principal Global Investors, full service accumulation, mutual funds and individual annuities;

o Record assets under management (AUM) of $205.3 billion, an increase of 19 percent, including organic growth of 35 percent for Principal International and 25 percent for Principal Global Investors' third party AUM.

o Continued strong organic sales of the company's key retirement and investment products, including a record $2.9 billion for full service accumulation, a record $990 million for mutual funds and $539 million for individual annuities.

"Our record first quarter performance - including 23 percent EPS growth and a 15 percent increase in operating earnings - reflects significant underlying growth in our U.S. and international asset management and accumulation businesses, and very solid performance from our life and health insurance businesses," said J. Barry Griswell, chairman and chief executive officer.

"From a year ago, we've increased assets under management $32 billion, or 19 percent, and grown account values in our U.S. asset accumulation businesses nearly $18 billion, or 16 percent," said Griswell. "These gains reflect our commitment to innovative solutions for retirement plan and institutional investors, an intensified focus on sales and customer retention, and continued strong investment performance from Principal Global Investors."

"Importantly, across our businesses, we continue to anticipate and respond to changing customer needs - in particular, increased demand for bundled retirement solutions, voluntary benefits and consumer-driven healthcare," said Griswell. "Total Retirement Suite SM, which provides exceptional integration of defined benefit, defined contribution, employee stock ownership and nonqualified retirement plans, produced nearly $1.7 billion of our record full service accumulation sales. Success with Total Retirement Suite also contributed to record first quarter sales of the individual life division's nonqualified retirement solutions. In addition, we achieved record voluntary benefits sales during the quarter, and high deductible health plans made up more than 10 percent of new member insured medical sales. These results demonstrate strong acceptance of our offerings by employers seeking high quality, cost-effective, value-added benefits."

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for first quarter 2006 were $157.8 million, compared to $138.6 million for the same period in 2005. Improvement for the segment was primarily driven by a 21 percent increase in full service accumulation earnings, which were a record $73.3 million in first quarter 2006 compared to $60.7 million in the same period a year ago. The increase in full service accumulation earnings from a year ago was primarily the result of higher fees due to growth in account values. The increase also reflects $4.8 million of tax benefits in first quarter 2006, as a result of the final dividends received deduction tax calculation for 2005, an increase of $2.1 million compared to the benefit in first quarter 2005. Full service accumulation account values were $82.5 billion as of March 31, 2006 compared to $69.0 billion as of March 31, 2005.

Operating revenues for the first quarter increased 10 percent to $1,049.8 million compared to $957.3 million for the same period in 2005, as revenues increased in all businesses within the segment. Higher sales of single premium group annuities were the largest contributor to the increase. The single premium product, typically used to fund defined benefit plan terminations, can generate large premiums from very few customers and tends to vary from period to period. Excluding this product, revenues for the segment increased 7 percent, primarily due to record revenues in the full service accumulation and individual annuity businesses.

Segment assets under management were a record $173.9 billion as of March 31, 2006, up 6 percent from $164.3 billion as of December 31, 2005, and up 18 percent from $148.0 billion as of March 31, 2005.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for first quarter 2006 were $17.6 million, compared to $9.5 million for the same period in 2005. Improvement for the segment from a year ago was primarily due to higher earnings in Brazil, Chile, and Hong Kong, as well as $3.0 million of benefits in first quarter 2006 for expense and deferred policy acquisition cost refinements.

Operating revenues were $143.4 million for first quarter 2006, compared to $132.8 million for the same period last year, primarily reflecting favorable currency translation in Chile, Mexico, and Brazil, and growth in Brazil, India and Hong Kong.

Assets under management for the segment were $16.1 billion as of March 31, 2006, compared to $15.4 billion as of December 31, 2005, and compared to $10.6 billion as of March 31, 2005.(3)

LIFE AND HEALTH INSURANCE

Segment operating earnings for first quarter 2006 were $70.4 million. This compares to $69.5 million for the same period in 2005, which benefited by $3.9 million due to favorable deferred policy acquisition cost adjustments in the individual life division. Improvement for the segment from a year ago primarily reflects improved loss ratios and solid growth in the Specialty Benefits division.

Operating revenues increased to a record $1,159.6 million for the quarter, compared to $1,068.6 million for the same period in 2005. Specialty Benefits revenues increased 18 percent, driven by strong sales and steady retention in each of the division's product lines. Health division revenues increased 10 percent, primarily due to a 9 percent increase in insured medical covered members. Individual Life revenues decreased 1 percent, as the company continued its shift in marketing emphasis from traditional premium-based products to fee-based universal life and variable universal life products. Unlike traditional premium-based products, universal life and variable universal life deposits are not reported as GAAP revenue.

CORPORATE AND OTHER

Operating losses for first quarter 2006 were $5.6 million, compared to operating losses of $8.4 million for the same period in 2005. Improved first quarter 2006 results reflect increased net investment income, due to higher operating performance on joint venture real estate and a larger asset base for the segment. Additional benefits from tax-related matters contributed $3.9 million to the positive variance. These items were substantially offset by the first quarter 2006 declaration of a preferred stock dividend, the cost of which reduced operating earnings by $8.2 million with no corresponding activity in first quarter 2005.

FORWARD LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2005, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.

SHARE REPURCHASES

In November 2005, the Board authorized the repurchase of up to $250 million of the company's outstanding common stock. As of March 31, 2006, under this program the company repurchased 3.4 million shares for $162.3 million, an average cost of $48.34 per share.

STOCK OPTIONS

On January 1, 2006, the company adopted Statement of Financial Accounting Standards 123 (revised 2004), SHARE-BASED PAYMENT ("SFAS 123R"). SFAS 123R requires all share-based payments to employees to be recognized at fair-value in the financial statements. Adoption of SFAS 123R did not have a material impact on our consolidated financial statements as the company began expensing all stock options, using a fair-value based method, effective for the year beginning January 1, 2002. In addition, any stock options granted prior to January 1, 2002, are fully vested.

EARNINGS CONFERENCE CALL

At 9:00 A.M. (CST) tomorrow, Chairman and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or
(706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 7218877. Replays will be available through May 9, 2006. The financial supplement is currently available on our website and will be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP

The Principal Financial Group(R) (The Principal (R))(4) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $205.3 billion in assets under management(5) and serves some 16.0 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.

                                       ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS
----------------------------------------- --------------------------------------
                                                            OPERATING EARNINGS (LOSS)* IN MILLIONS
                                                            --------------------------------------
                                                                      THREE MONTHS ENDED,
                                            SEGMENT         03/31/06                        03/31/05
--------------------------------------------------- ----------------------------- -----------------------------


             U.S. ASSET MANAGEMENT AND ACCUMULATION         $157.8                         $138.6
--------------------------------------------------- ----------------------------- -----------------------------
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION           17.6                            9.5
--------------------------------------------------- ----------------------------- -----------------------------
                          LIFE AND HEALTH INSURANCE           70.4                           69.5
--------------------------------------------------- ----------------------------- -----------------------------
                                CORPORATE AND OTHER           (5.6)                          (8.4)
--------------------------------------------------- ----------------------------- -----------------------------
                                 OPERATING EARNINGS          240.2                          209.2
--------------------------------------------------- ----------------------------- -----------------------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED           24.9                           (3.7)
--------------------------------------------------- ----------------------------- -----------------------------
                        OTHER AFTER-TAX ADJUSTMENTS           20.6                             -
--------------------------------------------------- ----------------------------- -----------------------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS         $285.7                         $205.5
--------------------------------------------------- ----------------------------- -----------------------------

                                                                        PER DILUTED SHARE
                                                            --------------------------------------
                                                                       THREE MONTHS ENDED,
                                                            --------------------------------------
                                                            03/31/06                      03/31/05
                                                    ----------------------------- ------------------ ----------
                                 OPERATING EARNINGS        $   0.85                        $  0.69
--------------------------------------------------- ----------------------------- -----------------------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED            0.09                          (0.01)
--------------------------------------------------- ----------------------------- -----------------------------
                        OTHER AFTER-TAX ADJUSTMENTS            0.07                            -
--------------------------------------------------- ----------------------------- -----------------------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS        $   1.01                        $  0.68
--------------------------------------------------- ----------------------------- -----------------------------
 WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING          281.9                          301.2
--------------------------------------------------- ----------------------------- -----------------------------



*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments not believed to be indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.


                         PRINCIPAL FINANCIAL GROUP, INC
                              RESULTS OF OPERATIONS
                                  (in millions)
     ------------------------------------------------------------------------- ----------------------------------
                                                                      THREE MONTHS ENDED
                                                         -------------------------------------------------
                                                                03/31/06                03/31/05
                                                         -------------------------------------------------
Premiums and other considerations                               $1,041.8                $      934.1
Fees and other revenues                                            448.8                       417.2
Net investment income                                              852.2                       793.9
Net realized/unrealized capital gains (losses)                      48.9                        (1.5)
                                                        -------------------------------------------------
  TOTAL REVENUES                                                 2,391.7                     2,143.7
                                                        -------------------------------------------------
Benefits, claims, and settlement expenses                        1,341.8                     1,234.3
Dividends to policyholders                                          71.9                        72.9
Operating expenses                                                 604.4                       556.9
                                                        -------------------------------------------------
  TOTAL EXPENSES                                                 2,018.1                     1,864.1
                                                        -------------------------------------------------
Income from continuing operations before income taxes              373.6                       279.6
Income taxes                                                        79.7                        74.7
                                                        -------------------------------------------------
Income from continuing operations, net of related
  income taxes                                                     293.9                       204.9

Income from discontinued operations, net of related taxes            -                           0.6
                                                        -------------------------------------------------
   NET INCOME                                                      293.9                       205.5

Preferred stock dividends                                            8.2                           -
                                                        -------------------------------------------------

  NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                   $  285.7                $      205.5

Less:
Net realized/unrealized capital gains (losses),
  as adjusted                                                       24.9                        (3.7)

Other after-tax adjustments                                         20.6                           -
                                                        -------------------------------------------------
   OPERATING EARNINGS                                             $240.2                      $209.2
                                                        =================================================

                        SELECTED BALANCE SHEET STATISTICS

                                                                                    PERIOD ENDED
                                                        ----------------------------------------------------------------------
                                                                 03/31/06                12/31/05                03/31/05
                                                        ----------------------------------------------------------------------
Total assets (in billions)                                      $  132.0                $   127.0               $       113.5
Total common equity (in millions)                               $7,056.7                $ 7,265.2               $     7,343.1
Total common equity excluding accumulated other
  comprehensive income (in millions)                            $6,417.4                $ 6,270.4               $     6,296.7
End of period common shares outstanding (in
  millions)                                                        277.6                    280.6                       296.8
Book value per common share                                     $   25.42               $    25.89              $        24.74
Book value per common share excluding
  accumulated other comprehensive income                        $   23.12               $    22.35              $        21.22

                         PRINCIPAL FINANCIAL GROUP, INC
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                      (in millions, except as indicated).

                                                                  THREE MONTHS ENDED
                                                             -------------- ---------------
                                                                  03/31/06        03/31/05
                                                             -------------- ---------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                     0.85            0.69
Net realized/unrealized capital gains (losses)                         0.09           (0.01)
Other after-tax adjustments                                            0.07               -
                                                             -------------- ---------------
Net income available to common stockholders                            1.01            0.68
                                                             ============== ===============

BOOK VALUE PER COMMON SHARE EXCLUDING
ACCUMULATED OTHER COMPREHENSIVE INCOME:
Book value per common share excluding accumulated other
  comprehensive income                                                23.12           21.22
Net unrealized capital gains                                           2.43            3.85
Foreign currency translation                                          (0.09)          (0.31)
Minimum pension liability                                             (0.04)          (0.02)
                                                             -------------- ---------------
Book value per common share including accumulated
  other comprehensive income                                          25.42           24.74
                                                             ============== ===============
OPERATING REVENUES:
USAMA                                                              1,049.8           957.3
IAMA                                                                 143.4           132.8
Life and Health                                                    1,159.6         1,068.6
Corporate and Other                                                   (9.7)          (10.1)
                                                             -------------- ---------------
Total operating revenues                                           2,343.1         2,148.6
Add:  Net realized/unrealized capital gains (losses)
  and related fee adjustments                                         48.6            (4.0)
Less:  Operating revenues from discontinued real estate                 -              0.9
                                                             -------------- ---------------
Total GAAP revenues                                                2,391.7         2,143.7
                                                             ============== ===============

OPERATING EARNINGS:
USAMA                                                                157.8           138.6
IAMA                                                                  17.6             9.5
Life and Health                                                       70.4            69.5
Corporate and Other                                                   (5.6)           (8.4)
                                                             -------------- ---------------
Total operating earnings                                             240.2           209.2
Net realized/unrealized capital gain (losses)                         24.9            (3.7)
Other after-tax adjustments                                           20.6              -
                                                             -------------- ---------------
Net income available to common stockholders                           285.7          205.5
                                                             ============== ===============

NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains (losses), as adjusted            24.9           (3.7)
Add:
Amortization of DPAC and sale inducement costs                          0.6           (0.5)
Capital gains distributed                                               3.6            1.4
Tax impacts                                                            15.9           (1.2)
Minority interest capital gains                                         3.6             -
Less related fee adjustments:
Unearned front-end fee income                                           0.6            0.4
Certain market value adjustments to fee revenues                       (0.9)          (2.9)
                                                             -------------- ---------------
GAAP net realized/unrealized capital gains (losses)                    48.9           (1.5)
                                                             ============== ===============

OTHER AFTER TAX ADJUSTMENTS:
IRS audit issues                                                       20.6             -
                                                             -------------- ---------------
Total other after-tax adjustments                                      20.6             -
                                                             ============== ===============

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of our normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided above reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible that these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

--------
(1) The increase in net income available to common stockholders, detailed at the end of the release, reflects higher operating earnings, higher net realized/unrealized capital gains, and positive other after-tax adjustments.

(2)  Use of non-GAAP financial measures is discussed at the end of this release.

(3) In third quarter 2005, Principal International increased ownership in its Malaysian joint venture. As a result of increased ownership, joint venture assets under management of $1.8 billion were included in AUM as of September 30, 2005.

(4) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

(5)  As of March 31, 2006.